Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 2000 (except with respect to the matters discussed in Note 18, as to which the date is February 16, 2000) included in Halliburton Company's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP
Dallas, Texas
September 11, 2000